As filed with the Securities and Exchange Commission on June 18, 2008

REGISTRATION NO. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Antigenics Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

162 Fifth Avenue, Suite 900, New York, NY 10010

(Address of principal executive offices, including zip code)

1999 EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Garo H. Armen, Ph.D

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, NY 10010

212-994-8200

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value per share	2,000,000 shares(2)	$2.07	$4,140,000	$162.70

(1)	Pursuant to Rules 457(c) and 457(h)(l) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported on the NASDAQ Global Market on June 11, 2008 to be $2.14 and $2.00, respectively.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

Explanatory Note

The Registrant increased the number of shares of the Registrant’s Common Stock available for future issuance under the 1999 Equity Incentive Plan, as amended (the “Plan”) by two million shares so that a total of twelve million shares are now available under the Plan.

Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-40442) filed with the Securities and Exchange Commission on June 29, 2000 and amended on June 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of June, 2008.

Antigenics Inc.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Antigenics Inc., hereby severally constitute and appoint Garo Armen and Shalini Sharp, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 18, 2008:

Signature	Title

/s/ Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors
Garo H. Armen, Ph.D.	(Principal Executive Officer)

/s/ Shalini Sharp	Vice President and Chief Financial Officer
Shalini Sharp	(Principal Financial Officer)

/s/ Christine M. Klaskin	Vice President, Finance
Christine M. Klaskin	(Principal Accounting Officer)

/s/ Tom Dechaene	Director
Tom Dechaene

/s/ Brian Corvese	Director
Brian Corvese

/s/ Margaret Eisen	Director
Margaret Eisen

/s/ John Hatsopoulos	Director
John Hatsopoulos

/s/ Wadih Jordan	Director
Wadih Jordan

/s/ Hyam I. Levitsky, MD	Director
Hyam I. Levitsky, MD

/s/ Peter Thornton	Director
Peter Thornton

/s/ Timothy R. Wright	Director
Timothy R. Wright

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description	Location
4.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) dated June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-29089) dated June 11, 2007 and incorporated herein by reference.

4.3	Second Amended and Restated By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 000-29089) dated December 17, 2007 and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP dated June 16, 2008.	*

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).	*

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.	*

24.4	Power of Attorney.	Signature Page

99.1	1999 Equity Incentive Plan, as amended. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-29089) dated June 4, 2008 and incorporated herein by reference.

*	Filed herewith.